Exhibit 4.8

CERTIFICATE OF TRUST
Office of the Secretary of the State
30 Trinity Street/P.O. Box 150470/Hartford, CT 06115-0470/Rev. 10/1/97

Space for Office Use Only

FILING #0002542716 PG 01 OF 01VOL B-00560
FILED 03/11/2003 03:00 PM PAGE    01564
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

1.     NAME OF STATUTORY TRUST:
First Interstate Statutory Trust I

2.     ADDRESS OF THE STATUTORY TRUST’S PRINCIPAL OFFICE:
c/o U.S. Bank National Association
225 Asylum Street, Goodwin Square
Hartford, Connecticut 06103
Attn: Corporate Trust Services Division

3.     APPOINTMENT OF STATUTORY AGENT

Name of Agent	Business Address

Sheree Mailhot	U.S. Bank National Association
225 Asylum Street, Goodwin Square
Hartford, Connecticut 06103

Residence Address

30 Carleton Place
Bristol, Connecticut 06010

Acceptance of appointment

/s/ Sheree Mailhot

Signature of Agent - Sheree Mailhot

4. EXECUTION BY ALL TRUSTEES

Dated this 11th day of March, 2003

Type of Print names of signing trustees	Signatures

U.S. Bank National Association,	By:	/s/ Sheree Mailhot
as Trustee
Name: Sheree Mailhot
Title: Vice President

Reference an 8 1/2 x 11 attachment if additional space is required.

STATE OF CONNECTICUT                                  }
OFFICE OF THE SECRETARY OF THE STATE } S.S. HARTFORD

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 12th day of MARCH A.D. 2003

/s/ Susan Bysiewicz SECRETARY OF THE STATE

Office of the Secretary of the State of Connecticut

               I, the Connecticut Secretary of the State, and keeper of the seal thereof, DO HEREBY CERTIFY, that

          FIRST INTERSTATE STATUTORY TRUST I

is in existence.

Susan Bysiewicz

Secretary of the State

Date Issued: March 12, 2003